As filed with the Securities and Exchange Commission on August 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EpicQuest Education Group International Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1209 N. University Blvd, Middletown, OH	45042
(Address of Principal Executive Offices)	(Zip Code)

EpicQuest Education Group International Limited 2019 Equity Incentive Plan

(Full title of the plans)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Cavas S. Pavri, Esq.

Johnathan C. Duncan, Esq.

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Tel: (202)724-6847

Fax: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

EpicQuest Education Group International Limited (the “Company”) has prepared this registration statement on Form S-8 (the “Registration Statement”) to register an additional 2,000,000 shares of the Company, par value $0.0016 per share, for issuance under the EpicQuest Education Group International Limited 2019 Equity Incentive Plan (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s earlier registration statement relating to the Plan (Registration File No. 333-258658) filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2021 are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) Our annual report on Form 20-F for the fiscal year ended September 30, 2022, filed with the SEC on January 19, 2023.

(b) Our reports on Form 6-K filed with the SEC on November 30, 2022, March 22, 2023, April 12, 2023, May 30, 2023, and July 14, 2023.

(c) The description of the Company’s shares, par value $0.0016 per share contained in its Registration Statement on Form 8-A, dated and filed with the SEC on March 23, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association filed July 26, 2022 (incorporated by reference to Exhibit 1.1 of the Form 20-F filed January 19, 2023)
4.2	Specimen Share Certificate (incorporated by reference to exhibit 4.1 of the Form F-1, file number 333-251342)
5.1*	Opinion of Ogiers
23.1*	Consent of ZH CPA, LLC
23.3*	Consent of Ogier (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	2019 Equity Incentive Plan of Elite Education Group International Limited, as amended (incorporated by reference to exhibit 99.1 of the Form 6-K, filed November 30, 2022)
99.2	Forms of award agreements under the 2019 Equity Incentive Plan of Elite Education Group International Limited (incorporated by reference to Exhibit 4.5 of the Form 20-F filed January 19, 2023)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winnipeg, Canada, on August 11, 2023.

EpicQuest Education Group International Limited
(Registrant)

By:	/s/ Zhenyu Wu
Zhenyu Wu
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zhang Jianbo or Zhenyu Wu as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated

SIGNATURE	TITLE	DATE

/s/ Zhang Jianbo	Chairman, Chief Executive Officer	August 11, 2023
Zhang Jianbo	(Principal Executive Officer)

/s/ Zhenyu Wu
Zhenyu Wu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	August 11, 2023

/s/ Craig Wilson
Craig Wilson	Director	August 11, 2023

/s/ G. Michael Pratt
G. Michael Pratt	Director	August 11, 2023

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in Newark, Delaware on August 11, 2023.

Authorized U.S. Representative
Puglisi & Associates 850 Library Avenue, Suite 204 Newark, DE 19711 Tel: (302) 738-6680

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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